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                                                                    EXHIBIT 23.1


                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS


The Board of Directors
Packeteer, Inc.:


We consent to the incorporation herein by reference of our report dated January 17, 2002, relating to the consolidated balance sheets of Packeteer, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedule which report appears in the December 31, 2001 Annual Report on Form 10-K of Packeteer, Inc.

                                            /s/ KPMG LLP


Mountain View, California
September 3, 2002